Armando C. Ibarra, CPA
CPA and Consulting Services
371 E Street
Chula Vista, CA 91910

August 22, 2006

Securities and Exchange Commission
Division of Corporate Finance
Mail Stop 7010
Washington, D.C. 20549

Re: Alpha Nutra, Inc.

Gentlemen:

We have read the Form 8-K dated August 22, 2006 of Alpha Nutra, Inc. and are in agreement with the statements contained in Item 4.01. We have no basis to agree or disagree with other statements of the Registrant contained in the Form 8-K dated August 22, 2006.

Yours very truly,

“Armando C. Ibarra, CPA”

Armando C. Ibarra, CPA